Exhibit 99.1

Quest Resource Holding Corporation Reports 2019 Financial Results

THE COLONY, TX – March 12, 2020 -- Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental reuse, recycling, and waste disposal services, today announced financial results for the fourth quarter and year ended December 31, 2019.

Fourth Quarter 2019 Highlights

•	Revenue was $23.0 million, a 9.1% decrease compared with the fourth quarter of 2018.
•	Gross profit was $4.7 million, a 5.5% increase compared with the fourth quarter of 2018.
•	Gross margin increased 280 basis points to 20.3% compared with 17.5% of revenue for the fourth quarter of 2018.
•	Net income per share was $0.00, compared with $0.01 per share during the fourth quarter of 2018.
•	Adjusted EBITDA was $850,000, a 10.2% increase compared with the fourth quarter of 2018.

Year ended December 31, 2019 Highlights

•	Revenue was $99.0 million, a 4.7% decrease compared with 2018.
•	Gross profit was $18.7 million, an 11.1% increase compared with 2018.
•	Gross margin increased 270 basis points to 18.9% compared with 16.2% of revenue for 2018.
•	Net loss per share improved to $(0.00), compared with $(0.16) loss per share for 2018.
•	Adjusted EBITDA was $3.3 million, a 42.4% increase compared with 2018.
•	During 2019, Quest generated $2.3 million in cash flow from operations, which was used primarily to reduce borrowings by $754,000 and bolster the cash balance to $3.4 million.

“We delivered another year of solid improvement, posting 11.1% growth in gross profit, 42% growth in Adjusted EBITDA, and, excluding one-time costs of $248,000 related to our shareholders’ equity offering, positive annual net income.  As previously discussed, revenue declined compared with 2018 due to our transition away from lower value-added services and a slowdown in production at one of our largest industrial customers impacting a low margin waste stream,” said S. Ray Hatch, President and Chief Executive Officer.  “The outlook for growth from our existing customer base remains strong and our pipeline of new business is growing.  Subject to potential macroeconomic headwinds from the spreading coronavirus outbreak and related economic and market uncertainties, we believe that our efforts have positioned us well to continue our gross profit dollar growth.  With the operating leverage inherent in our business model, we expect operating profit to grow at an even faster pace.”

2019 Earnings Conference Call and Webcast

Quest will conduct a conference call Thursday, March 12, 2020, at 5:00 PM ET, to review the financial results for the fourth quarter and fiscal year ended December 31, 2019. Investors interested in participating on the live call can dial 1-866-548-4713 within the U.S. or 1-323-794-2093 from abroad, referencing conference ID: 1349663.  The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/investors.  A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. (See attached table "Reconciliation of Net Income (Loss) to Adjusted EBITDA.")

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services to customers from across multiple industry sectors that are typically larger, multi-location businesses.  In addition, Quest’s programs and services enable customers to address their environmental and sustainability goals and responsibilities. Quest provides information that tracks and reports the environmental results of Quest’s services, provides actionable data to improve business operations, and enables customers to address their environmental and sustainability goals and responsibilities. For more information, visit https://www.questrmg.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances.  The forward-looking statements include, but are not limited to, our belief we have operations in place to sustainably support profitability while consistently providing excellent customer service;  our belief that our outlook for growth from our existing customer base remains strong and our pipeline of new business is growing;  our belief that our efforts have positioned us well to grow gross profit; our expectation profitability will continue to grow at an even faster pace, at our current business levels, coupled with the operating leverage inherent in our business model; and our belief that the financial measures contained in this press release facilitate operating performance comparisons from period to period.  These statements are based on our current expectations, estimates, projections, beliefs, and assumptions.  Such statements involve significant risks and uncertainties. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities.  Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
		(unaudited)
Revenue	$22,959	$25,261	$98,979	$103,806
Cost of revenue	18,297	20,844	80,253	86,943
Gross profit	4,662	4,417	18,726	16,863
Selling, general, and administrative	4,153	3,894	16,816	16,163
Depreciation and amortization	333	328	1,315	2,701
Total operating expenses	4,486	4,222	18,131	18,864
Operating income (loss)	176	195	595	(2,001)
Interest expense	87	102	431	438
Income (loss) before taxes	89	93	164	(2,439)
Income tax expense	54	—	219	—
Net income (loss)	$35	$93	$(55)	$(2,439)

Net income (loss) applicable to common stockholders	$35	$93	$(55)	$(2,439)
Net income (loss) per common share:
Basic	$0.00	$0.01	$(0.00)	$(0.16)
Diluted	$0.00	$0.01	$(0.00)	$(0.16)

Weighted average number of common shares outstanding:
Basic	15,369	15,321	15,347	15,311
Diluted	15,417	15,321	15,347	15,311

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (loss)	$35	$93	$(55)	$(2,439)
Depreciation and amortization	346	376	1,402	2,885
Interest expense	87	102	431	438
Stock-based compensation expense	328	200	1,086	794
Other adjustments	—	—	248	662
Income tax expense	54	—	219	—
Adjusted EBITDA	$850	$771	$3,331	$2,340

BALANCE SHEETS

(In thousands, except per share amounts)

	December 31,	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$3,411	$2,122
Accounts receivable, less allowance for doubtful accounts of $767 and $929 as of December 31, 2019 and 2018, respectively	13,900	16,712
Prepaid expenses and other current assets	1,110	966
Total current assets	18,421	19,800

Goodwill	58,208	58,208
Intangible assets, net	1,591	2,611
Property and equipment, net, and other assets	2,436	968
Total assets	$80,656	$81,587

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$13,317	$15,778
Deferred revenue and other current liabilities	19	72
Total current liabilities	13,336	15,850

Revolving credit facility, net	4,535	5,194
Other long-term liabilities	1,141	—
Total liabilities	19,012	21,044

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of December 31, 2019 and 2018	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 15,373 and 15,329 shares issued and outstanding as of December 31, 2019 and 2018, respectively	15	15
Additional paid-in capital	160,858	159,702
Accumulated deficit	(99,229)	(99,174)
Total stockholders’ equity	61,644	60,543
Total liabilities and stockholders’ equity	$80,656	$81,587

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